EXHIBIT 4.9
EMPLOYMENT AGREEMENT
THIS AGREEMENT made as of the 28th day of January, 2005.
B E T W E E N:
CYNTHIA KUPER
an individual resident in the State of Pennsylvania, USA
(hereinafter referred to as the “Employee”)
OF THE FIRST PART;
- and -
MICROMEM TECHNOLOGIES INC.
a corporation incorporated under the laws of the Province of Ontario, Canada
(hereinafter referred to as the “Corporation”)
OF THE SECOND PART;
     NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency whereof are hereby acknowledged by both of the parties hereto), it is agreed by and between the parties hereto as follows:
1.	Engagement of Employee
     Subject to the terms and conditions of this agreement, and approval of this agreement by the Corporation’s board of directors, the Corporation hereby employs the Employee, and the Employee accepts such employment, as Chief Technology Officer of the Corporation to perform such duties as are normally associated with and incidental to such position and, without limiting the generality of the foregoing, shall include the performance of duties and services set forth in Schedule “A” hereto (the “Services”) to the Corporation during the term specified in paragraph 2 hereof.
2.	Term
     Subject to the provisions contained in paragraph 4, the term of this Agreement shall be for a two (2) year term commencing January 9, 2005 (the “Commencement Date”) and ending January 8, 2007 (the “Expiration Date”) unless extended by mutual written agreement of the parties or terminated in accordance with terms hereof.

3.	Service
     During the term of this agreement, the Employee shall faithfully serve the Corporation and such other persons, firms or corporations associated with the Corporation, and shall use her best efforts to promote the interests and goodwill of the Corporation and shall devote a minimum of forty (40) hours per week of her working time, energy and attention to the business and affairs of the Corporation and shall comply with any employee handbook published from time to time by the Corporation which sets out general rules for the conduct of the Corporation’s employees. During the term of this Agreement, the Employee shall not engage in any other business, occupation or professional activity or become an employee, director, manager or agent of any other company, firm, association, organization or individual if such work shall in any way diminish, detract from or compromise the Employee’s work for the Corporation hereunder.
     The position of Chief Technology Officer shall be held by the Employee on a full-time basis for the term of this Agreement.
4.	Termination
(a)	Termination of Agreement by Corporation without Cause
Subject to subparagraph 4(b), this Agreement may be terminated at any time, without cause, by the Corporation, by providing four (4) months written notice of termination to the Employee in advance of the effective date of such termination.
(b)	Termination of Agreement
This Agreement may be terminated by the Corporation without notice on the happening of any of the following events:
(i)	the Employee being unable to perform the Employee’s functions hereunder for a period of thirty (30) days by reason of physical incapacity, mental disease or affliction or the death of the Employee; provided that where such physical incapacity is due to pregnancy, the Corporation may not terminate this Agreement without notice but the Corporation may suspend the Employee’s services as may be permitted under applicable laws until the Employee is able to resume employment hereunder;

(ii)	the engaging by the Employee in any act that is injurious to the Corporation, monetarily or otherwise, in a material way;

(iii)	the engaging by the Employee in any criminal act or dishonesty resulting or intended to result directly or indirectly in personal gain of the Employee at the Corporation’s expense;

(iv)	the engaging by the Employee in any act whereby the Employee makes any personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation other than as a result of dealing in shares held by the Employee in compliance with applicable laws;

(v)	the Employee breaching any of the terms or conditions of this Agreement;

(vi)	the Employee becoming insolvent or being unable to pay the Employee’s debts as they generally become due;

(vii)	the Employee making an assignment for the benefit of his creditors or being petitioned into bankruptcy; or

(viii)	such other events as shall be recognized by law for this purpose.
(c)	Termination by Employee
This Agreement may be terminated at any time by the Employee upon written notice to the Corporation. The Employee shall provide the Corporation with a minimum of one (1) month’s written notice in advance of the effective date of such termination.
5.	Results of Termination
Upon termination resulting from the occurrence of any of the events described in paragraph 4 above, this Agreement and the engagement of the Employee hereunder shall be wholly terminated, with the exception of paragraphs 7 through 17 inclusive which shall continue in full force and effect indefinitely notwithstanding the termination of this Agreement and the Options (as defined in sub-paragraph 6(b)(i)) or any entitlement thereto shall lapse in accordance with the provisions of applicable securities laws, the terms of the stock option plan pursuant to which the Options were issued and the rules, regulations or policies of any regulatory agency having jurisdiction over the common shares of the Corporation or any stock exchange upon which the Corporation’s common shares may become listed from time to time. Upon any such termination, the Employee shall not have any claim against the Corporation for damages or otherwise arising out of or in respect of this Agreement except for payments required to be made hereunder to the effective date of termination.
6.	Compensation, Benefits and Expenses
(a)	Salary
Subject to and conditional upon the Employee fulfilling all of her obligations under this Agreement, the Corporation shall pay to the Employee during the term of this Agreement a salary at the rate of (U.S.) two hundred and sixty thousand dollars ((U.S.) $260,000.00) per annum, less statutory deductions and any applicable withholding taxes, which shall be paid monthly on the last day of every month during the term of this Agreement. Additionally, the Employee shall be entitled to receive (US) $400 per month, subject to statutory deductions and applicable withholding taxes, which the Employee shall apply toward private health insurance premiums.
(b)	Options
(i)	Subject to and conditional upon the receipt of directors’ and requisite regulatory approvals (the “Required Approvals”), the Corporation confirms that, effective January 28, 2005, the Employee has been granted 300,000 options (the “Options”) each Option entitling the Employee to purchase one common share of the Corporation at an exercise price (US)$0.80.

(ii)	Immediately upon the grant of options to the Employee as provided for in sub-paragraph (i) above, the Employee shall enter into an option agreement, substantially in the form of the option agreement annexed hereto as Schedule “D” (the “Options Agreement”). The Employee acknowledges and covenants that upon any exercise of the options granted pursuant to sub-paragraph (i) above to purchase common shares of the Corporation, the Employee shall comply with any applicable securities legislation, order or policy statements concerning the sale of the said common shares and, in particular, the Employee shall not offer, resell or otherwise transfer such common shares in Canada, the United States or elsewhere except in compliance with applicable securities laws and the requirements of any stock exchange, or such other exchange upon which the common shares of the Corporation may become listed from time to time, and the certificates for the said common shares shall bear the following legend:

“The securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and may be offered, sold or otherwise transferred only (a) to the company, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, (c) pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144A thereunder, if applicable, and in compliance with any applicable state laws, or (d) with the prior written consent of the company, pursuant to another exemption from registration under the U.S. Securities Act and any applicable state securities laws. Delivery of this certificate may not constitute good delivery in settlement of transactions or stock exchanges in Canada or the United States.”

(iii)	For clarity, it is stated that the Employee shall have no entitlement to exercise the Options or any shares thereunder until and unless the Required Approvals have been granted and the Option Agreement has been signed and delivered by the Employee.
(c)	Vacation
The Employee shall be entitled to three (3) weeks in arrears of vacation per annum.
(d)	Expenses
The Employee shall be reimbursed for all reasonable and necessary travelling, entertainment and other expenses actually and properly incurred by the Employee from time to time in connection with the carrying out of her duties hereunder on submission of proper receipts, vouchers and other reasonable confirming documentation, provided that the Employee shall not incur any expense in excess of (US) $5000.00 without the prior authorization of the Corporation.
7.	Confidential Information
(a)	The Employee acknowledges that in the course of her carrying out, performing and fulfilling her responsibilities to the Corporation she will have access to and will be entrusted with detailed confidential information which may include, without limitation, data, intellectual property, financial information, shareholder lists, agreements, correspondence and documentation to, from, and regarding investors and prospective investors, auditors, legal counsel and professional advisors, joint venture partners and prospective joint venture partners, of the Corporation and its subsidiaries, brokers, vendors of properties of any kind, and copyrights, patents and trade secrets, marketing and business plans, source codes, algorithms, hardware and software designs, technology plans and designs, customer/client lists and information of all kinds about the customers and clients of the Corporation, financial information, and price lists concerning the business of the Corporation and the present and contemplated products, techniques and other services evolved or used by the Corporation (the “Confidential Information”) and that any disclosure of the Confidential Information to the competitors of the Corporation or the general public would be highly detrimental to the best interests of these parties. The Employee acknowledges and agrees that the right to maintain the confidentiality of the Confidential Information and the right to preserve the goodwill of the Corporation constitute proprietary rights which the Corporation is entitled to protect. Accordingly, the Employee covenants and agrees with the Corporation that, save with the consent of the Corporation, she will not, during the term of her employment with the Corporation or for a period of five (5) years after the termination of her employment whether under this Agreement or a renewal hereof or under any other agreement, disclose any of the Confidential Information to any person outside of the Corporation nor shall she use the same for any purpose other than for the purposes of the Corporation. The Employee shall deliver to the Corporation, upon termination of his engagement hereunder, and upon request, all Confidential Information relating to the business of the Corporation and all assets and properties of the Corporation referenced therein, which she may then possess or have under his control. The Employee may retain one archival copy of the Confidential Information. The Employee agrees that all restrictions contained in this clause are reasonable and valid in the circumstances and all defenses to the strict enforcement thereof by the Corporation are hereby waived by the Employee.

(b)	Notwithstanding subparagraph (a) hereof, the Employee shall not be liable for disclosure of the Confidential Information upon the occurrence of one or more of the following events:
i.	the Confidential Information becoming generally known to the public other than through a breach of this agreement;

ii.	the Confidential Information having come into the possession of the Employee, after the termination of this agreement, from a third party or parties, who is or are under no obligation to the Corporation to maintain the confidentiality of such information, without breach of this agreement by the Employee, as shown by documentation sufficient to establish the third party as a source of the Confidential Information; and

iii.	The Employee being required to make disclosure of the Confidential Information by operation of law.
8.	Non-Solicitation
     The Employee agrees that following the execution of this agreement with the Corporation, she will not, directly or indirectly, at any time during her employment with the Corporation and during the period of two (2) years from the date of termination of this Agreement, or any renewal, extension or amendment hereof, without the prior written consent of the Corporation, solicit or attempt to solicit away from the Corporation or any of its affiliates any existing or prospective shareholders, investors, employees, consultants, contractors for service, suppliers, customers, licensees, clients, joint venture partners or vendors of properties of any kind, or acquisition or merger candidates of the Corporation or its affiliates, including, but not limited to, any business relating to the magnetic random access memory technology developed by the Employee on behalf of the Corporation. The restrictions in this section 8 shall not apply to Short-term Contractors (as defined) that are introduced by the Employee to the Corporation or its affiliates, provided that any solicitation by the Employee of a Short-term Contractor: (i) takes place after termination of this Agreement; (ii) does not result in the Short-term Contractor ceasing or terminating its engagement or contract for services with the Corporation or its affiliates; and (iii) does not, in any fashion whatsoever, reduce or impair the Short-term

Contractor’s ability to render its services to the Corporation in accordance with the terms of engagement of the Short-term Contractor. “Short-term Contractor” means a consultant, who is not an employee of the Corporation or its affiliates, that is engaged by the Corporation or an affiliate of the Corporation in connection with research and development, marketing or sale of the Corporation’s Magnetic Random Access Memory for a term of less than 6 months (including any extensions or renewals of the engagement).
9.	Inventions
     The Employee shall promptly disclose to the Corporation or its designee any and all discoveries, inventions, developments, improvements or innovations (hereinafter referred to as “Inventions”), whether patentable or unpatentable, made or conceived by the Employee, either solely or jointly with others: (a) during the term of this Agreement or any extension thereto, that relate to, or arise out of, any developments, services or products of, or pertain to the business of the Corporation or any of its subsidiaries or divisions and (b) for a period of six (6) months after termination of the Employee’s employment with the Corporation, said Inventions that relate to, or arise out of, any developments, services or products that Employee has been concerned with during the term of her employment hereunder in connection with Magnetic Random Access Memory.
     The Employee hereby assigns and agrees to assign to the Corporation, its successors and assigns, the Employee’s entire right, title and interest in and to any of said Inventions. Both during and after the termination of this Agreement, the Employee agrees to execute and deliver all such instruments, agreements and assignments as the Corporation and its advisors shall deem appropriate and necessary to vest ownership and title to the Inventions in the Corporation.
     The Employee shall do all lawful things, including: maintaining Invention records which shall be the property of the Corporation and rendering assistance and executing necessary documents, as requested, to enable the Corporation to file and obtain patents in Canada, the United States and foreign countries on any of said Inventions, as well as to protect the Corporation’s interest in any of said Inventions during the life of any inventions, patents, trade secrets, etc.
     All notes and records kept by the Employee in connection with her services under this Agreement shall be the exclusive property of the Corporation. The Employee, on leaving the service of the Corporation for any reason whatsoever, shall promptly deliver all such notes and records to the Employee. The Employee agrees that the salary received from the Corporation shall be full consideration and compensation for services performed by her for all Inventions, and for assignments of the same to the Corporation.
     The Employee will list, if such is the case, in Schedule “B” to this Agreement all Inventions relating to any development, service or product whatsoever that were owned or controlled by the Employee at the time of entering into this Agreement and which shall be excluded from this Agreement.

10.	Relationship
     The engagement of the Employee under the terms of this Agreement shall constitute the Employee as an employee and not a partner or joint venture partner of the Corporation or its affiliates and the remuneration to which the Employee shall be entitled shall be only the Employee’s compensation as stipulated in paragraph 6 hereof. The Employee shall have no right to any interest in the assets, revenues or profits of the Corporation or its subsidiaries.
11.	Personal Information Form
     Prior to the commencement of her employment, the Employee shall have completed and delivered to the Corporation the Personal Information Form (the “PIF”) annexed hereto as Schedule “C”. The Employee acknowledges and agrees that the Corporation may be required, from time to time, to submit the PIF or other form of personal information document to securities regulators, stock exchanges or other regulatory bodies. The Employees covenants and agrees to provide an updated PIF or other form of personal information form as may be requested by the Corporation from time to time and consents to the submission of said PIF or other form of personal information form to such securities regulator, stock exchange or other regulatory body as the Corporation may determine.
     The Employee represents and warrants to the Corporation that all information provided by the Employee in the PIF is accurate as of the date hereof.
12.	Validity of Covenants
     If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and the covenants and provisions herein are hereby declared to be separate and distinct. The Employee hereby agrees that all restrictions in this Agreement are reasonable and valid and all defenses to the strict enforcement thereof by the Corporation are hereby waived by the Employee.
13.	Injunctive Relief
     The Employee further agrees that the remedy at law for any breach by the Employee of the confidentiality, or non-solicitation provisions or assignment provision regarding inventions set forth in section 9 of this agreement will be inadequate and that the Corporation, and/or its affiliates, on any application to a court, shall be entitled to temporary and permanent injunctive relief against the Employee without the necessity of proving actual damage to the Corporation or its affiliates. The Employee further agrees that the breach of the said provisions of this Agreement contained herein will result in irreparable damage to the Corporation or its affiliates which will not be compensable by law through an award of damages.

14.	Notice
     Any notice in writing required to or permitted to be given to the Employee hereunder shall be sufficiently given if delivered to the Employee personally or mailed by registered mail, postage prepaid, addressed to the Employee as follows:
Dr. Cynthia Kuper
1600 Arch Street, #1206
Philidelphia, PA
19103
United States of America
Fax.: (215) 981-0823
     Any notice in writing required or permitted to be given to the Corporation hereunder may be given in the same fashion to the Corporation, as follows:
Micromem Technologies Inc.
777 Bay Street, Suite 1910
Toronto, Ontario, M5G 2E4
Fax.: (416) 360-4034
Attention: Joseph Fuda, President
     Any such notice which is mailed shall be deemed to have been received by the Employee or the Corporation, as the case may be, on the seventh day following the date of mailing. Any such notice which is delivered personally, by fax transmission or by courier shall be deemed to have been received by the Employee or the Corporation, as the case may be, on the same day that it is actually received at the premises of the addressee as described above. Any address for the giving of notices hereunder may be changed by notice in writing.
15.	Governing Law
     The provisions of this agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties hereby agree to submit to the non-exclusive jurisdiction of the courts of the Province of Ontario and waive any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court.
16.	Successors and Assigns
     The provisions hereof, where the context permits, shall enure to the benefit of and be binding upon the successors and permitted assigns of the Corporation and the Employee, respectively, provided that the obligations of any of the parties hereto may not be assigned without the express prior written consent of the other parties hereto.

17.	Severability.
If any part of this Agreement is held or deemed to be invalid or unenforceable for any reason whatsoever, then that part will be deemed to be deleted from this Agreement and this Agreement will otherwise remain in full force and effect.
18.	Entire Agreement; Amendment; Headings
     This Agreement constitutes the entire understanding between the parties with reference to the subject matter hereof and shall not be changed or modified except by written instrument signed by each party. The headings used in this Agreement are solely for convenience and are not to be used in construing or interpreting this Agreement.
19.	Independent Advice
     The Employee hereby acknowledges that she has been given the opportunity to obtain and the Corporation has advised her to obtain independent legal advice concerning the advisability of entering into this Agreement prior to executing this Agreement.
     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the ___ day of January, 2005.

SIGNED, SEALED AND DELIVERED	)
IN THE PRESENCE OF:	)
)
)
)
	)	/s/ Cynthia Kuper

Witness	)	Cynthia Kuper
)
)
)
	)	MICROMEM TECHNOLOGIES INC.
)
)
)
	)	Per:	/s/ Joseph Fuda

	)	Name: Joseph Fuda
	)	Title: President & Chief Executive Officer

SCHEDULE “A”
(Duties and Responsibilities of Cynthia Kuper)
(a) The Employee shall have the following duties and responsibilities in addition to those assigned to her from time to time by the Corporation:
to serve as Chief Technology Officer of the Corporation;
to develop a rollout strategy for MRAM technology;
to source potential licensees and adopters of MRAM technology;
to assist and participate in technology related communications, discussions and meetings on behalf of the Corporation with third parties;
to advise the Corporation’s Board of Directors and senior management in connection with technology issues and matters and playing a key role in the preparation of a patent strategy; and
to assist the Corporation in presentations to prospective investors, licensees and co-development partners.
(b) The Employee may also provide additional services as requested by the Corporation from time to time, and the Corporation may, from time to time, more particularly define those services to be provided by the Employee; provide the additional services are incidental to the services described in sub-section 1(a) above.
(c) The Employee shall report to the Chief Executive Officer of the Corporation from time to time as to the progress of her employment hereunder and shall take input and instruction from Chief Executive Officer of the Corporation. All final decisions with regard to actions of the Corporation, even if they are in respect of opportunities secured and developed by the Employee, shall be made by senior management of the Corporation.
(d) The Employee in exercising her powers and discharging her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

SCHEDULE “B”
Excluded Inventions
     None.

SCHEDULE “C”

FORM 2A
PERSONAL INFORMATION FORM
Where an individual has submitted a Personal Information Form (“PIF”) to the TSX Venture Exchange, a division of TSX Venture Exchange Inc. (referred to as the “Exchange”) within the last 12 months and the information has not changed, a Declaration Form may be completed in lieu of this PIF. Otherwise, this PIF is to be completed by every individual who:
(a)	is or becomes an officer, director or insider (as defined pursuant to securities legislation) of an issuer listed on the Exchange (referred to as an “Issuer”);

(b)	is or will be a promoter or providing investor relations, promotion or market maintenance services for the Issuer or to any of its securityholders;

(c)	beneficially owns or controls, directly or indirectly, securities representing more than 10 percent of the voting rights attached to all outstanding voting securities of the Issuer;

(d)	where a securityholder referred to in paragraph (c) is not an individual, any director, officer or insider of that securityholder;

(e)	is an individual requested by the Exchange to complete a PIF; or

(f)	is an individual requested by a securities regulatory authority (referred to as an “SRA”), as defined below, to complete a PIF.
General Instructions On How To Complete This PIF:

The Form	The Exchange requires an originally completed PIF and two photocopies of the original. No facsimiles will be accepted. Each PIF must be signed and initialled where necessary manually, not mechanically or electronically. The SRA will accept a copy of the PIF if an original was submitted to the Exchange. Otherwise, the SRA will require an originally completed PIF.

In all cases, the Consent for Disclosure of Criminal Record Information, which is attached as Exhibit 1, must be completed.

Foreign Residents	Persons submitting a PIF who reside outside of Canada may be required to complete and submit additional forms and information. Please contact the Exchange and the SRA for further information.

Disclosure	Failure to fully disclose any information required by this PIF or false or misleading disclosures may result in the disqualification of an individual from involvement with the Issuer and/or other issuers.

Processing Delays	Failure to respond to all questions accurately and completely may result in the return of the PIF, may delay the processing of the related application of the Issuer and may result in the denial of the Issuer’s application.

All Questions	All questions must have a response. The Exchange and the SRA will not accept the response of “N/A” or “Not Applicable” for any questions, except Questions 1(B), 2B(iii) and 5.

Questions 6 to 9	Please check (Ö) in the appropriate space provided. If your answer to any of questions 6 to 9 is “YES”, you must, in an attachment, provide complete details, including the circumstances, relevant dates, names of the parties involved and final disposition, if known. Any attachment must be initialled by the Notary Public and the person completing this PIF. Responses must consider all time periods.
CAUTION
An individual who makes a false statement by statutory declaration commits an offence under securities legislation and an indictable offence under the Criminal Code (Canada). The indictable offence is punishable by imprisonment for a term not exceeding fourteen years. Steps may be taken to verify the answers you have given in this PIF, including verification of information relating to any previous criminal record.
DEFINITIONS
Capitalized terms not defined herein are as defined in the TSX Venture Exchange Corporate Finance Manual.
“Offence” An offence includes:
a summary conviction or indictable offence under the Criminal Code (Canada);
a quasi-criminal offence (for example under the Income Tax Act (Canada), the Immigration Act (Canada) or the tax, immigration, drugs, firearms, money laundering or securities legislation of any jurisdiction; or
a misdemeanour or felony under the criminal legislation of the United States of America, or any state or territory therein or an offence under the criminal legislation of any other jurisdiction.
NOTE: If you have received a pardon under the Criminal Records Act (Canada) and it has not been revoked, you must disclose the pardoned offence in this PIF. In such circumstances:
(a)	the appropriate written response would be “Yes, pardon granted on (date),” and

(b)	you must provide complete details in an attachment to this PIF.
“Proceedings” means:
a civil or criminal proceeding or inquiry before a court,
a proceeding before an arbitrator or umpire or a person or group of persons authorized by law to make an inquiry and take evidence under oath in the matter, a proceeding before a tribunal in the exercise of a statutory power of decision making where the tribunal is required by law to hold or afford the parties to the proceeding an opportunity for a hearing before making a decision, or a proceeding before a self-regulatory organization authorized by law to regulate the operations and the standards of practice and business conduct of its members and their representatives, in which the self-regulatory organization is required under its by-laws or rules to hold or afford the parties the opportunity for a hearing before making a decision, but does not apply to a proceeding in which one or more persons are required to make an investigation and to make a report, with or without recommendations, if the report is for the information or advice of the person to whom it is made and does not in any way bind or limit that person in any decision the person may have the power to make;

“securities regulatory authority” (or “SRA”) means a body created by statute in any jurisdiction to administer securities law, regulation and policy (e.g. securities commission), but does not include an exchange or other self regulatory organization;
“self regulatory organization” means (a) a stock, commodities, futures or options exchange; (b) an association of investment, securities, mutual fund, commodities, or future dealers; (c) an association of investment counsel or portfolio managers; (d) an association of other professionals (e.g. legal, accounting, engineering); and (e) any other group, institution or self-regulatory entity, recognized by a securities regulatory authority, that is responsible for the enforcement of rules, disciplines or codes under any applicable legislation, or considered a self regulatory organization in another country.

1. A. IDENTIFICATION OF INDIVIDUAL COMPLETING FORM

LAST NAME(S)	FIRST NAME(S)	MIDDLE NAME(S) (If none, please state)
NAME(S) MOST COMMONLY KNOWN BY:

NAME OF ISSUER (State the name of the Issuer that is listed or that has applied to list on the Exchange)

PRESENT or PROPOSED
POSITION(S) WITH THE ISSUER –		IF DIRECTOR / OFFICER
check (Ö) all positions below that are		DISCLOSE THE DATE			IF OFFICER – PROVIDE TITLE
applicable.		ELECTED / APPOINTED			IF OTHER – PROVIDE DETAILS
	(Ö)	Month	Day	Year
Director
Officer
Insider
Other

B.	Other than the name given in Question 1A above,provide any legal names, assumed names or nicknames under which you have carried on business or have otherwise been known, including information regarding any name change(s) resulting from marriage, divorce, court order or any other process.
	Use an attachment if necessary.	FROM		TO
		MM	YY	MM	YY

C.GENDER	DATE OF BIRTH			PLACE OF BIRTH
Month
	(e.g. May)	Day	Year	City	Province/State	Country
Male
Female

D. MARITAL STATUS	FULL NAME OF SPOUSE - include common-law	OCCUPATION OF SPOUSE

E. TELEPHONE AND FACSIMILE NUMBERS AND E-MAIL ADDRESS
RESIDENTIAL	( )	FACSIMILE	( )
BUSINESS	( )	E-MAIL
F.	RESIDENTIAL HISTORY — Provide all residential addresses for the past 10 YEARS starting with your current principal residential address. If you are unable to correctly identify the complete residential address for a period, which is beyond five years from the date of completion of this PIF, the municipality and province or state and country must be identified. The Exchange reserves the right to require the full address.

STREET ADDRESS, CITY, PROVINCE/STATE, COUNTRY & POSTAL/ZIP CODE	FROM		TO
	MM	YY	MM	YY
CITIZENSHIP

A. CANADIAN CITIZENSHIP	YES	NO
(i) Are you a Canadian Citizen?

(ii) Are you a person lawfully in Canada as an immigrant but are not yet a Canadian citizen?

(iii) If “Yes” to Question 2A(ii), the number of years of continuous residence in Canada:

B. OTHER CITIZENSHIP	YES	NO
(i) Do you hold citizenship in any country other than Canada?

(ii) If “Yes” to Question 2B(i), the name of the country(s):
Please provide U.S. Social Security number, where you have such a number

2

EMPLOYMENT HISTORY
Provide your employment history for the 10 YEARS immediately prior to the date of this PIF starting with your current employment. Use an attachment if necessary.

EMPLOYER NAME	EMPLOYER ADDRESS	POSITION HELD	FROM		TO
			MM	YY	MM	YY

4.	POSITIONS WITH OTHER ISSUERS

		YES	NO
A.	While you were a director, officer or insider of an issuer, did any exchange or self-regulatory organization ever refuse approval for listing or quotation of that issuer (including a listing resulting from a Qualifying Transaction, Reverse Take Over, Backdoor Listing or change of business)? If yes, attach full particulars.

B.	Has your employment in a sales, investment or advisory capacity with any firm or company engaged in the sale of real estate, insurance or mutual funds ever been terminated for cause?

C.	Has a firm or company registered under the securities laws of any jurisdiction as a securities dealer, broker, investment advisor or underwriter, suspended or terminated your employment for cause?

D.	Are you or have you during the last 10 years ever been a director, officer, promoter, insider or control person for any reporting issuer?
E.	If “YES” to 4D above, provide the names of each reporting issuer. State the position(s) held and the period(s) during which you held the position(s). Use an attachment if necessary.

NAME OF		MARKET	FROM		TO
REPORTING ISSUER	POSITION(S) HELD	TRADED ON	MM	YY	MM	YY

5.	EDUCATIONAL HISTORY
A.	PROFESSIONAL DESIGNATION(S) — Provide any professional designation held and professional associations to which you belong. For example, Barrister & Solicitor, C.A., C.M.A., C.G.A., P.Eng., P.Geol., and CFA, etc. and indicate which organization and the date the designations were granted.

PROFESSIONAL DESIGNATION	GRANTOR OF DESIGNATION	DATE GRANTED			ACTIVE?
And MEMBERSHIP NUMBER	And JURISDICTION	MM	DD	YY	YES	NO

B.	Provide your post-secondary educational history starting with the most recent.

SCHOOL	LOCATION	DEGREE OR DIPLOMA	DATE OBTAINED
			MM	DD	YY

OFFENCES - If you answer “YES” to any item in Question 6, you must provide complete details in an attachment.

		YES	NO
A.	Have you ever pled guilty to or been found guilty of an offence?

B.	Are you the subject of any current charge, indictment or proceeding for an offence?

C.	To the best of your knowledge, are you or have you everbeen a director, officer, promoter, insider, or control person of an issuer, in any jurisdiction, at the time of events,

where the issuer:

(i) has ever pled guilty to or been found guilty of an offence?

(ii) is the subject of any current charge, indictment or proceeding for an offence?
BANKRUPTCY — If you answer “YES” to any item in Question 7, you must provide complete details in an attachment and attach a copy of any discharge, release or other applicable document.

	YES	NO
A.	Have you, in any jurisdiction, within the past 10 years had a petition in bankruptcy issued against you, made a voluntary assignment in bankruptcy, made a proposal under any bankruptcy or insolvency legislation, been subject to any proceeding, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to manage your assets?

B.	Are you now an undischarged bankrupt?

C.	To the best of your knowledge, are you or have you ever been a director, officer, promoter, insider, or control person of an issuer, in any jurisdiction, at the time of events, or for a period of 12 months preceding the time of events, where the issuer:

(i) has made a petition in bankruptcy, a voluntary assignment in bankruptcy, a proposal under any bankruptcy or insolvency legislation, been subject to any proceeding, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to manage the issuer’s assets?

(ii) is now an undischarged bankrupt?

8.	PROCEEDINGS - If you answer “YES” to any item in Question 8, you must provide complete details in an attachment.

			YES	NO
A.	CURRENT PROCEEDINGS BY SECURITIES REGULATORY AUTHORITY OR SELF REGULATORY ORGANIZATION. Are you now, in any jurisdiction, the subject of:

	(i)	a notice of hearing or similar notice issued by an SRA?

	(ii)	a proceeding or to your knowledge, under investigation, by an exchange or other self regulatory organization?

	(iii)	settlement discussions or negotiations for settlement of any nature or kind whatsoever with an SRA or any self regulatory organization?

			YES	NO
B.	PRIOR PROCEEDINGS BY SECURITIES REGULATORY AUTHORITY OR SELF REGULATORY ORGANIZATION. Have you ever:

	(i)	been reprimanded, suspended, fined, been the subject of an administrative penalty, or otherwise been the subject of any disciplinary proceedings of any kind whatsoever, in any jurisdiction, by an SRA or self regulatory organization?

	(ii)	had a registration or licence for the trading of securities, exchange or commodity futures contracts, real estate, insurance or mutual fund products cancelled, refused, restricted or suspended?

	(iii)	been prohibited or disqualified under securities, corporate or any other legislation from acting as a director or officer of a reporting issuer?

	(iv)	had a cease trading or similar order issued against your or an order issued against you that denied you the right to use any statutory prospectus or registration exemption?

	(v)	had any other proceeding of any nature or kind taken against you?

C.	SETTLEMENT AGREEMENT(S)
Have you ever entered into a settlement agreement with a SRA, self regulatory organization, attorney general or comparable official or body, in any jurisdiction, in a matter that involved actual or alleged fraud, theft, deceit, misrepresentation, conspiracy, breach of trust, breach of fiduciary duty, insider trading, unregistered trading in securities or exchange or commodity futures contracts, illegal distributions, failure to disclose material facts or changes or similar conduct, or any other settlement agreement with respect to any other violation of securities legislation or

D.	To the best of your knowledge, are you now or have you ever been a director, officer, promoter, insider, or control person of an issuer at the time of such event, in any jurisdiction, for which a securities regulatory authority or self regulatory organization has:
	(i)	refused, restricted, suspended or cancelled the registration or licensing of an issuer to tradesecurities, exchange or commodity futures contracts, or to sell or trade real estate, insurance or mutual fund products?

(ii)	issued a cease trade or similar order or imposed an administrative penalty of any nature or kind whatsoever against the issuer, other than an order for failure to file financial statements that was revoked within 30 days of its issuance?

(iii)	refused a receipt for a prospectus or other offering document, denied any application for listing or quotation or any other similar application, or issued an order that denied the issuer the right to use any statutory prospectus or registration exemptions?

(iv)	issued a notice of hearing, notice as to a proceeding or similar notice against the issuer?

(v)	taken any other proceeding of any nature or kind against the issuer, including a trading halt, suspension or delisting of the issuer (other than in the normal course for proper dissemination of information, pursuant to a Reverse Take-Over, Backdoor Listing or similar transaction)?

(vi)	entered into a settlement agreement with the issuer in a matter that involved actual or alleged fraud, theft, deceit, misrepresentation, conspiracy, breach of trust, breach of fiduciary duty, insider trading, unregistered trading in securities or exchange or commodity futures contracts, illegal distributions, failure to disclose material facts or changes or similar conduct by the issuer, or involved in any other violation of securities legislation or a self regulatory organization’s rules?
9. CIVIL PROCEEDINGS - If you answer “YES” to any item in Question 9, you must provide complete details in an attachment.

		YES	NO
A. JUDGMENT, GARNISHMENT AND INJUNCTIONS Has a court in any jurisdiction:
(i)	rendered a judgment, ordered garnishment or issued an injunction or similar ban (whether by consent or otherwise) against you in a claim based in whole or in part on fraud, theft, deceit, misrepresentation, conspiracy, breach of trust, breach of fiduciary duty, insider trading, unregistered trading, illegal distributions, failure to disclose material facts or changes or allegations of similar conduct?

(ii)	rendered a judgment, ordered garnishment or issued an injunction or similar ban (whether by consent or otherwise) against an issuer, for which you are currently or have ever been a director, officer, promoter, insider or control person, in a claim based in whole or in part on fraud, theft, deceit, misrepresentation, conspiracy, breach of trust, breach of fiduciary duty, insider trading, unregistered trading, illegal distributions, failure to disclose material facts or changes or allegations of similar conduct?
B. CURRENT CLAIMS
(i)	Are you now subject, in any jurisdiction, of a claim that is based in whole or in part on actual or alleged fraud, theft, deceit, misrepresentation, conspiracy, breach of trust, breach of fiduciary duty, insider trading, unregistered trading, illegal distributions, failure to disclose material facts or changes or allegations of similar conduct?

(ii)	To the best of your knowledge, are you currently or have you ever been a director, officer, promoter, insider or control person of an issuer now subject, in any jurisdiction, of a claim that is based in whole or in part on actual or alleged fraud, theft, deceit, misrepresentation, conspiracy, breach of trust, breach of fiduciary duty, insider trading, unregistered trading, illegal distributions, failure to disclose material facts or changes or allegations of similar conduct?

C. SETTLEMENT AGREEMENT
(i)	Have you ever entered into a settlement agreement, in any jurisdiction, in a civil action that involved actual or alleged fraud, theft, deceit, misrepresentation, conspiracy, breach of trust, breach of fiduciary duty, insider trading, unregistered trading, illegal distributions, failure to disclose material facts or changes or allegations of similar conduct?

(ii)	To the best of your knowledge, are you currently or have you ever been a director, officer, promoter, insider or control person of an issuer that has entered into a settlement agreement, in any jurisdiction, in a civil action that involved actual or alleged fraud, theft, deceit, misrepresentation, conspiracy, breach of trust, breach of fiduciary duty, insider trading, unregistered trading, illegal distributions, failure to disclose material facts or changes or allegations of similar conduct?
STATUTORY DECLARATION
I,                                         hereby solemnly declare that:
(Please Print — Name of Individual)
I have read and understood the questions, cautions, acknowledgement and consent in this PIF, and the answers I have given to the questions in this PIF and in any attachments to it are true and correct, except where stated to be to the best of my knowledge, in which case I believe the answers to be true;
I have read and understand the Personal Information Collection Policy of the Exchange attached hereto as Exhibit 2 as well as the SRA’s Notice of Collection, Use and Disclosure of Personal Information by Securities Regulatory Authorities attached hereto as Exhibit 3 (collectively, the “PIF Collection Policy”).
I consent to the collection, use and disclosure of the information in this PIF and any further personal information collected, used and disclosed as set out in the PIF Collection Policy;
I hereby agree to (i) submit to the jurisdiction of the Exchange and to Market Regulation Services Inc. and any successor or assignee of either of them, and wherever applicable, the directors and committees thereof, and (ii) be bound by and comply with all applicable rules, policies, rulings and regulations of the Exchange (collectively, the “Exchange Requirements”);
I agree that any acceptance, approval or other right granted by the Exchange may be revoked, terminated or suspended at any time in accordance with the then applicable Exchange Requirements. In the event of any revocation, termination or suspension, I agree to immediately terminate my association or involvement with any issuer to the extent required by the Exchange. I agree not to resume my association or involvement, except with the prior written approval of the Exchange;
This declaration and the rights and powers of the Exchange pursuant to the Exchange Requirements shall be governed by the laws of the Province of Alberta and the laws of Canada applicable therein, without regard to conflict of law principles;
I acknowledge and agree that this declaration may be assigned or transferred by the Exchange to any person without providing me with notice or obtaining my consent and that this declaration shall thereafter continue to be binding on me and may be enforced against me by any such assignee or transferee. I understand that I am prohibited from transferring or assigning this declaration or any acceptance, approval or other right granted by the Exchange;
I understand that where I am providing this form to a SRA, I am under the jurisdiction of the SRA to which I submit this form, and it is a breach of securities legislation to provide false or misleading information to the SRA;
I make this solemn declaration conscientiously believing it to be true and knowing it is of the same legal force and effect as if made under oath and under the Canada Evidence Act.

Signature of Person Completing this Form
DECLARED before                                                              in the Province (or State) of

	thi		day		.

(Province or State)		(Day)		(Month)		(Year)

Signature of Notary Public	Seal or Stamp of Notary Public

My Appointment
Expires:

*Note:
THIS PIF MUST BE DECLARED BEFORE A PERSON WHO IS A NOTARY PUBLIC IN AND FOR THE JURISDICTION IN WHICH IT IS DECLARED UNLESS THAT JURISDICTION DOES NOT HAVE NOTARIES, IN WHICH CASE THIS PIF MUST BE DECLARED BEFORE A LAWYER IN THAT JURISDICTION, OR OTHER PERSON THAT SATISFIES THE REQUIREMENTS SET OUT IN THE CANADA EVIDENCE ACT.

EXHIBIT 1: CONSENT FOR DISCLOSURE OF CRIMINAL RECORD INFORMATION

PURPOSE: Criminal records are scrutinized by market regulators when conducting background checks, verifying the information the Subject has provided, conducting investigations and enforcement proceedings, and performing other investigations as required to ensure compliance with the various regulations, statutes, rules, by-laws and policies governing the conduct and integrity of the capital markets and trading activity taking place therein.

Surname	Given Name	Middle Name(s)	Date of Birth

			yyyy		Mm	Dd

Maiden Name or Other Names used (if applicable)(all legal names in lifetime)				Gender
Male
Female

Current Mailing Address (number, street, apt, lot, concession, township, rural route #, city, postal code)

Driver’s License Number

Occupation

CONSENT This consent is given pursuant to all applicable information and privacy statutes.
As evidenced by my signature below, I, the undersigned, hereby acknowledge and provide my express consent to the disclosure by the Ontario Provincial Police (OPP) of records of criminal code convictions for which a pardon has not been granted, records of discharges which have not been removed from the CPIC system in accordance with the Criminal Records Act, and records of outstanding charges which the OPP is aware, to the entities listed below (referred to as “the market regulators”) and to the collection, use, disclosure and retention of the OPP-provided information by any one of those market regulators to the other market regulators listed, for the purposes and in the manner set out in this form. This consent relates to Market Regulation Services Inc.; the entities which have retained Market Regulation Services Inc. as their regulation services provider and their authorized personnel; self-regulatory organizations; securities commissions; governmental agencies undertaking criminal or investigative functions; organizations in which any of these are members, affiliates, participants or have a similar capacity; entities which have entered into an agreement with Market Regulation Services Inc. related to the co-ordination or monitoring and enforcement of rules governing the trading of securities on a marketplace in Canada or a market in any other jurisdiction and each of the subsidiaries, affiliates, regulators and authorized agents of any person or entity described herein.
The information will be retained by the market regulators in their databases in a secure environment and is updated from time to time. The market regulators collect, use, disclose and retain the OPP-provided information and allow its use by other market regulators only for purposes set out above or as required by law. Employees of the market regulators who have access to your information are made aware of how to keep it confidential.
FINGERPRINT VERIFICATION
If I deny a criminal record, I may present myself to the appropriate police agency in my jurisdiction for fingerprint verification, as the person with a record will have had fingerprints taken. No other defence is accorded me.
RELEASE
I hereby release and forever discharge Her Majesty the Queen in right of Ontario, the Commissioner of the Ontario Provincial Police and Market Regulation Services Inc. and any or all of their respective members, directors, officers, employees, servants, and agents, including their successors and assigns, from any and all actions, claims and demands for damages, loss or injury howsoever arising which may hereafter be sustained by myself as a result of the disclosure of information by the OPP to Market Regulation Services Inc. or the disclosure by Market Regulation Services Inc. to a market regulator as defined.

Subject Signature:	Date:

INFORMATION CONTACT FOR QUESTIONS PERTAINING TO THE COMPLETION OF EXHIBIT 1:
Name: James Manderville	PHONE#: 416-646-7233
Organization: Market Regulation Services Inc.	FAX#: 416-646-7259

EXHIBIT 2: PIF PERSONAL INFORMATION COLLECTION POLICY

Collection, Use and Disclosure
TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “TSX”) collect the information (which may include personal, confidential, non-public, criminal or other information) in the Personal Information Form and in other forms that are submitted by you and/or by the Issuer or an entity applying to be an Issuer and use it for the following purposes (the “object of the file”):

to to	conduct background checks, verify the information that has been provided about you,
to	consider your suitability to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of an entity applying to be an Issuer or an Issuer,
to	consider the eligibility of an applicant to be an Issuer,
to	detect and prevent fraud,
to	conduct enforcement proceedings, and
to	perform other investigations as required by and to ensure compliance with the Exchange Requirements, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.
As part of this process, TSX also collects additional information about you from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.
The information TSX collects about you may also be disclosed to these agencies and organizations or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above.
TSX may from time to time use third parties to process information and/or provide other administrative services. In this regard, we may share the information with our carefully selected service providers.
If you fail to accurately complete the PIF or to consent to this PIF Collection Policy, we may (i) refuse to allow you to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant of an Issuer, (ii) refuse to allow an applicant to be listed as an Issuer, and/or (iii) refuse to accept a transaction proposed by an Issuer.
Security
The personal information that is retained by TSX is kept in a secure environment and is updated from time to time. Only those employees of TSX who require access to your information in order to accomplish the purposes identified above, will be given access to your file. Employees of TSX who have access to your information are made aware of how to keep it confidential.

Accuracy
Information about you maintained by TSX that is identified by you as inaccurate or obsolete will be replaced or removed, as applicable.
Questions
If you wish to consult your file or make corrections to it or if you have any questions or enquiries with respect to the privacy principles outlined above or about our practices, please send a written request to: Chief Privacy Officer, TSX Group, The Exchange Tower, 130 King Street West, Toronto, Canada, M5X 1J2.

EXHIBIT 3: Notice of Collection, Use and Disclosure of
Personal Information by Securities Regulatory Authorities

The Alberta and British Columbia Securities Commissions (the “Commissions”) collect the personal information in the Personal Information Form and use it in the administration and enforcement of the securities legislation in Alberta and British Columbia governing the conduct and protection of the public markets in Canada (the “provincial securities legislation”). The Commissions do not make any of the information provided in the PIF public under provincial securities legislation.
By submitting this information you consent to the collection by the Commissions of the personal information provided in the PIF, and any other records and information about you from any other source, including, but not limited to, police records, information from other government or non-governmental regulatory authorities, self-regulatory organizations, exchanges, quotation and trade reporting systems, law enforcement agencies, private bodies, agencies, individuals, corporations, and other organizations in any jurisdictions, credit records and employment records as may be necessary for the Commissions to carry out their duties and exercise their powers under provincial securities legislation.
You understand that in carrying out those duties and exercising those powers, the Commissions will use the information in the PIF, and any other information about you from any other source, including those listed above, to conduct background checks, verify the information you have provided, perform investigations and conduct enforcement proceedings as required by and to ensure compliance with provincial securities legislation.
You also understand that the information the Commissions collect about you may also be disclosed to the sources listed above, as permitted by law, and those entities may use it in their own investigations for the purposes described above. The Commissions may also use a third party to process information, but when this happens, the third party will be carefully selected and obligated to comply with the limited use restrictions described above and with provincial and federal privacy legislation.
Warning: It is an offence to submit information that, in a material respect and at the time and in the light of the circumstances in which it is submitted, is misleading or untrue.
Questions
If you have any questions about the collection, use, and disclosure of the information you provide to the Commissions, you may contact the Commissions in the jurisdiction in which the required information is filed, at the address or telephone number listed below.
Information Officer
British Columbia Securities Commission
Telephone: (604) 899-6854
E-mail: inquiries@bcsc.bc.ca
Information Officer
Alberta Securities Commission
Telephone: (403) 297-6454
E-mail: inquiries@seccom.ab.ca

SCHEDULE “D”
Option Agreement

MICROMEM TECHNOLOGIES INC.
2001 STOCK OPTION PLAN
OPTION AGREEMENT
     MICROMEM TECHNOLOGIES INC. (the “Corporation”), hereby grants to CYNTHIA KUPER (the “Optionee”), an option (the “Option”) to purchase, in accordance with and subject to the terms, conditions and restrictions of this Agreement together with the provisions of the 2001 Stock Option Plan (the “Plan”) of the Corporation, 300,000 common shares of the Corporation (the “Common Shares”) at the price of (US)$0.80 per share.
1.	The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Agreement and all capitalized terms used herein shall, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.
2.	In no event shall the Option granted hereunder be exercisable after the relevant expiry time (“Expiry Time”) which shall be 11:59:59 P.M. on the forty-fifth (45th) day, or with the consent of the Corporation’s board of directors (expressed by resolution of the directors) on the ninetieth (90th) day, after January 9, 2007 or earlier as defined in the Plan. The Option shall terminate on the Expiry Time and thereafter the Optionee shall have no right or entitlement to purchase shares of the Corporation hereunder.

3.	The Option granted hereunder shall vest and it shall only be exercisable as follows:
i.	the Option may be exercised as to the right to purchase 300,000 Common Shares, upon the later of the execution of this agreement and the receipt of the approvals of the Corporation’s directors’ and those required by the appropriate regulatory authorities;
4.	No fractional Common Shares shall be issued on the exercise of the Option granted hereunder. If, as a result of any adjustment to the number of Common Shares issuable on the exercise of the Option granted hereunder pursuant to the Plan, the Optionee would be entitled to receive a fractional Common Share, the Optionee shall have the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded.
5.	Each notice relating to the Option, including the exercise thereof, shall be in writing. All notices to the Corporation shall be delivered personally or by prepaid registered mail and shall be addressed to the President, Micromem Technologies Inc., 777 Bay Street, Suite 1910, Toronto, Ontario, M5G-2E4. All notices to the Optionee shall be addressed to the principal address of the Optionee on file with the Corporation. Either the Corporation or the Optionee may designate a different address by written notice to the other. Such notices shall be deemed to be received, if delivered personally, on the date of delivery, and if sent by prepaid, registered mail, on the fifth business day following the date of mailing. Any notice given by either the Optionee or the Corporation shall not be binding on the recipient thereof until received.

6.	When the issuance of Common Shares on the exercise of the Option may, in the opinion of the Corporation, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Corporation reserves the right to refuse to issue such Common Shares for so long as such conflict or inconsistency remains outstanding.
7.	Subject to sections 5, 6 and 10 of the Plan, the Option granted pursuant to this Agreement may only be exercised during the existence of the Optionee by the Optionee and no assignment or transfer of the Option whether voluntary, involuntary, by operation of law or otherwise, shall vest any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make the same, the Option granted hereunder shall terminate and be of no further force or effect.

8.	The Optionee hereby agrees that:
(a)	any rule, regulation or determination, including the interpretation by the board of the directors of the Corporation of the Plan, the Option granted hereunder and the exercise thereof, shall be final and conclusive for all purposes and binding on all persons including the Corporation and the Optionee; and

(b)	the grant of the Option shall not affect in any way the right of the corporation or any affiliated company to terminate the employment of the Optionee.
9.	The Optionee further agrees and covenants that:
(a)	in exercising the Option, the Optionee shall be purchasing the Common Shares resulting from such exercise as principal for the Optionee’s own account, and not for the benefit of any other person; and

(b)	following any exercise of the Option, the Optionee shall comply with any applicable securities legislation, order or policy statements concerning the sale of the Common Shares resulting from the exercise of the Option and, in particular, the Optionee shall not offer, resell or otherwise transfer such Common Shares in Canada, the United States or elsewhere except in compliance with applicable securities laws and the requirements of any stock exchange on which the Corporation’s Common Shares may become listed from time to time and the certificates for the said Common Shares shall bear the following legend:

“The securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and may be offered, sold or otherwise transferred only (a) to the company, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, (c) pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144A thereunder, if applicable, and in compliance with any applicable state laws, or (d) with the

2

prior written consent of the company, pursuant to another exemption from registration under the U.S. Securities Act and any applicable state securities laws. Delivery of this certificate may not constitute good delivery in settlement of transactions or stock exchanges in Canada or the United States.”
10.	This Agreement has been made in and shall be construed under and in accordance with the laws of the province of Ontario and the laws of Canada applicable therein.
MICROMEM TECHNOLOGIES INC.

Per:
Name:
Title:
     I have read the foregoing Agreement and hereby accept the Option to purchase Common Shares in accordance with and subject to the terms and conditions of such Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the Chairman of the Corporation. I agree to be bound by the terms and conditions of the Plan governing the award made hereby and by actions of the board of directors of the Corporation in respect thereof.

Date Accepted	Cynthia Kuper

3

APPENDIX “A”
MICROMEM TECHNOLOGIES INC.
STOCK OPTION PLAN
EXERCISE NOTICE FORM — OPTIONS
Cynthia Kuper hereby exercises the option to purchase                                          Common Shares of Micromem Technologies Inc. (the “Corporation”) at a purchase price of (US)$0.80 per Common Share. This Exercise Notice is delivered in respect of the Option to purchase                      Common Shares of the Corporation that was granted to me on                                                              pursuant to the Option Agreement entered into between the Corporation and me. In connection with the foregoing, I enclose cash, a certified cheque, bank draft or money order payable to the Corporation in the amount of $                                         in full payment for the Common Shares to be received upon exercise of the Option.

Date	CYNTHIA KUPER